Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports Fourth Quarter 2020 Earnings of $0.40 Per Common Share and $1.86 Per Common Share for the Full Year 2020.
GREEN BAY, Wis. -- January 21, 2021 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $62 million, or $0.40 per common share, for the quarter ended December 31, 2020. These amounts compare to earnings of $40 million, or $0.26 per common share for the quarter ended September 30, 2020. For the year ended December 31, 2020, the Company reported earnings of $288 million, or $1.86 per common share; or $1.19 per common share excluding the gain on sale of Associated Benefits and Risk Consulting1. These amounts compare to earnings of $312 million, or $1.91 per common share, for the year ended December 31, 2019.

“In the face of an extraordinarily challenging environment,” said President and CEO Philip B. Flynn, “We reimagined and reengineered the way we service our customers while driving higher engagement and satisfaction; we grew loans, customer deposits, and capital to record levels; and we adopted our service models while also streamlining our branch network and back office functions. Our strategies to grow low-cost deposits and widen commercial loan margins took hold in the fourth quarter. In addition, we exited several lower-margin businesses and geographies. Our agility and approach have positioned us well to participate in the economic recovery we expect to see in 2021.”

The Company also announced today that Mr. Flynn has informed its Board of Directors of his plans to retire at the end of 2021. The Board has commenced a search for a permanent successor which will consider our internal as well as external candidates. Mr. Flynn will continue as president and CEO until a successor is in place, at which time he will step down from both roles and from the board of directors. Mr. Flynn will then be available to the new CEO in an advisory capacity. Additional details can be found in the press release available at http://investor.associatedbank.com.

2020 SUMMARY (all comparisons to 2019)
•Average loans of $24.5 billion were up 6%, or $1.4 billion
•Average deposits of $26.0 billion were up 5%, or $1.3 billion
•Net interest income of $763 million decreased 9%, or $73 million
•Net interest margin of 2.53%, declined 33 basis points from 2.86%
•Provision for credit losses was $174 million, compared to $16 million
•Noninterest income of $514 million increased 35%, or $133 million
•Noninterest expense of $776 million decreased 2%, or $18 million
•Tangible book value per share was $16.67, up 9% from $15.28

1This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods. See pages 10 and 11 of the attached tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
Full year 2020 average loans of $24.5 billion were up 6%, or $1.4 billion from 2019, driven by Paycheck Protection Program (PPP) and commercial real estate lending. With respect to full year 2020 average balances by loan category compared to 2019:
•Commercial and business lending increased $983 million, or 12%, to $9.4 billion, primarily due to growth in PPP.
•Commercial real estate lending increased $661 million, or 13%, to $5.8 billion, driven primarily by the funding of existing loan commitments throughout the year.
•Consumer lending decreased $230 million, or 2%, to $9.3 billion as residential mortgages refinanced and home equity loans paid down.

Fourth quarter 2020 average loans of $24.7 billion were down 1%, or $281 million from the third quarter 2020 and were up 8%, or $1.9 billion from the same period last year. With respect to fourth quarter average balances by loan category:
•Commercial real estate lending increased $125 million from the third quarter 2020 and $963 million from the same period last year to $6.2 billion.
•Consumer lending was $9.1 billion, down $79 million from the third quarter 2020 and down $300 million from the same period last year.
•Commercial and business lending decreased $327 million from third quarter 2020, driven by PPP forgiveness, and increased $1.2 billion compared to the same period last year to $9.4 billion.

We expect full-year commercial loan growth of 2%-4% in 2021, driven by a 4%-6% increase in CRE balances and a 1%-2% increase in C&I outstandings, excluding PPP.

Deposits
Full year 2020 average deposits of $26.0 billion increased 5%, or $1.3 billion from 2019.
With respect to full year 2020 average balances by deposit category as compared to 2019:
•Noninterest-bearing demand deposits increased $1.7 billion, or 32% to $6.9 billion.
•Savings increased $867 million, or 36% to $3.3 billion.
•Interest-bearing demand deposits increased $502 million, or 10% to $5.6 billion.
•Network transaction deposits decreased $418 million, or 22% to $1.4 billion.
•Money market deposits decreased $495 million, or 7% to $6.5 billion.
•Time deposits decreased $848 million, or 27% to $2.3 billion.

Fourth quarter 2020 average deposits of $26.7 billion were down $101 million compared to the third quarter 2020 and were up $2.6 billion, or 11%, from the same period last year.
With respect to fourth quarter 2020 average balances by deposit category:
•Noninterest-bearing demand deposits increased $265 million from the prior quarter and $2.2 billion from the same period last year to $7.7 billion.
•Savings increased $166 million from the prior quarter and $914 million from the same period last year to $3.6 billion.
•Interest-bearing demand deposits decreased $96 million from the prior quarter and increased $602 million from the same period last year to $5.7 billion.
•Money market deposits increased $75 million from the prior quarter and decreased $55 million from the same period last year to $6.5 billion.
•Time deposits decreased $248 million from the prior quarter and $859 million from the same period last year to $1.9 billion.
•Network transaction deposits decreased $262 million from the prior quarter and $173 million from the same period last year to $1.3 billion.

Net Interest Income and Net Interest Margin
Full year 2020 net interest income of $763 million was down 9%, or $73 million from 2019. Net interest margin of
2.53% was down 33 basis points from the prior year. The decreases in net interest income and margin were driven by record low levels of interest rates and significant increases in liquidity during 2020.
•The average yield on total earning assets decreased 98 basis points from the prior year to 3.01%
•The average cost of interest-bearing liabilities decreased 78 basis points from the prior year to 0.65%.
•The net free funds benefit compressed 13 basis points from the prior year.

Fourth quarter 2020 net interest income of $188 million was up 3%, or $6 million from the prior quarter and the net interest margin increased 18 basis points, from the prior quarter to 2.49%. Compared to the same period last year, net interest income decreased 6%, or $12 million, and the net interest margin decreased 34 basis points.
•The average yield on total earning assets for the fourth quarter of 2020 increased 10 basis points from the prior quarter and decreased 98 basis points from the same period last year to 2.80%.
•The average cost of total interest-bearing liabilities for the fourth quarter of 2020 decreased 9 basis points from the prior quarter and decreased 80 basis points from the same period last year to 0.43%.
•The net free funds benefit for the fourth quarter of 2020 compressed one basis point from the prior quarter and compressed 16 basis points compared to the same period last year.

We would expect the full year’s margin to be between 2.55% and 2.65% in 2021.

Noninterest Income
Full year 2020 noninterest income of $514 million increased $133 million from the prior year.
•Net mortgage banking income increased $14 million from the prior year, driven by higher refinance activity.
•Gains on sales of assets increased $153 million from the prior year, due to the sale of Associated Benefits and Risk Consulting (ABRC). The sale of ABRC also drove the reduction in insurance revenue.
•Service charges and deposit account fees were down $7 million primarily driven by higher deposit account balances and reduced customer activity.

Fourth quarter 2020 total noninterest income of $86 million increased $10 million from the prior quarter and decreased $7 million from the same period last year.
With respect to fourth quarter 2020 noninterest income line items:
•Gains on previously disclosed sale of branches were $7 million.
•Mortgage Banking, net was $15 million for the fourth quarter, up $2 million from the previous quarter and up $8 million from the same period last year.
•Service charges and deposit account fees were $15 million for the fourth quarter, up $1 million from the previous quarter and down $1 million from the same period last year.

We expect noninterest income of $280 million to $300 million in 2021.

Noninterest Expense
Full year 2020 noninterest expense of $776 million decreased 2%, or $18 million from the prior year. Included in noninterest expense figures is the loss on prepayments of FHLB advances of $45 million in 2020.
With respect to full year 2020 noninterest expense line items:
•Personnel costs decreased $55 million from the prior year, largely driven by reduced management incentive plan expense.
•Business development and advertising decreased $11 million from the prior year as there was less travel and entertainment expense.
•Acquisition costs decreased $5 million from the prior year due to less acquisition activity.

Fourth quarter 2020 total noninterest expense of $173 million decreased $55 million from the prior quarter and decreased $31 million compared to the same period last year.
With respect to fourth quarter 2020 noninterest expense line items:
•Loss on prepayments of FHLB advances stepped down $45 million from the prior quarter.
•Personnel expense decreased $11 million from the prior quarter and $23 million from the same period last year, primarily driven by lower severance costs related to the restructuring in 3Q 2020 and the sale of ABRC.
•Other expense decreased $3 million from the prior quarter and $1 million from the same period last year.
•Occupancy expense decreased $2 million from the prior quarter and $1 million from the same period last year.
We expect 2021 noninterest expense to be approximately $675 million.

Taxes
The fourth quarter 2020 tax expense was $17 million compared to $58 million of tax benefit in the prior quarter and $17 million of tax expense in the same period last year. The tax benefit recognized in the third quarter was driven by capital losses from the reorganization of our securities and real estate lending subsidiaries.
We expect the annual 2021 tax rate to be between 18% to 21%.

Credit
Full year 2020 provision for credit losses was $174 million, up from $16 million in the prior year.
The fourth quarter 2020 provision for credit losses was $17 million, down from $43 million in the prior quarter and up from zero in the same period last year.
With respect to fourth quarter 2020 credit quality:
•Potential problem loans of $282 million were down $11 million, or 4%, from the prior quarter and up $121 million, or 75%, from the same period last year.
•Nonaccrual loans of $211 million were down $21 million from the prior quarter and up $92 million from the same period last year. The nonaccrual loans to total loans ratio was 0.86% in the fourth quarter, down from 0.93% in the prior quarter and up from 0.52% in the same period last year.
•Net charge offs of $28 million were down $2 million from the prior quarter and up $13 million from the same period last year.
•The allowance for credit losses on loans (ACLL) of $431 million was down $11 million from the prior quarter and up $208 million compared to the same period last year. The ACLL to total loans ratio was 1.76% in the fourth quarter, down from 1.77% in the prior quarter and up from 0.98% in the same period last year.
We expect our full year 2021 provision to be no more than $70 million, with some quarterly variability.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.4% at December 31, 2020. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FOURTH QUARTER 2020 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 21, 2021. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp fourth quarter 2020 earnings call. The fourth quarter 2020 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $33 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 220 banking locations serving more than 120 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	December 31, 2020	September 30, 2020	Seql Qtr $ Change	June 30, 2020	March 31, 2020	December 31, 2019	Comp Qtr $ Change
Assets
Cash and due from banks	$416,154	$401,151	$15,003	$443,500	$480,337	$373,380	$42,774
Interest-bearing deposits in other financial institutions	298,759	712,416	(413,657)	1,569,006	176,440	207,624	91,135
Federal funds sold and securities purchased under agreements to resell	1,135	95	1,040	185	22,455	7,740	(6,605)
Investment securities available for sale, at fair value	3,085,441	3,258,360	(172,919)	3,149,773	2,928,787	3,262,586	(177,145)
Investment securities held to maturity, net, at amortized cost(a)	1,878,938	1,990,870	(111,932)	2,077,225	2,149,373	2,205,083	(326,145)
Equity securities	15,106	15,090	16	15,091	15,063	15,090	16
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	168,280	168,280	—	206,281	222,922	227,347	(59,067)
Residential loans held for sale	129,158	130,139	(981)	196,673	366,330	136,280	(7,122)
Commercial loans held for sale	—	19,360	(19,360)	3,565	—	15,000	(15,000)
Loans	24,451,724	25,003,753	(552,029)	24,832,671	24,365,633	22,821,440	1,630,284
Allowance for loan losses(b)	(383,702)	(384,711)	1,009	(363,803)	(337,793)	(201,371)	(182,331)
Loans, net	24,068,022	24,619,041	(551,019)	24,468,868	24,027,841	22,620,068	1,447,954
Tax credit and other investments	297,232	314,066	(16,834)	303,132	315,909	279,969	17,263
Premises and equipment, net	418,914	422,222	(3,308)	434,042	438,469	435,284	(16,370)
Bank and corporate owned life insurance	679,647	679,257	390	676,196	674,026	671,948	7,699
Goodwill	1,109,300	1,107,902	1,398	1,107,902	1,191,388	1,176,230	(66,930)
Other intangible assets, net	68,254	70,507	(2,253)	72,759	92,723	88,301	(20,047)
Mortgage servicing rights, net	41,961	45,261	(3,300)	49,403	58,289	67,306	(25,345)
Interest receivable	90,263	91,612	(1,349)	87,097	92,377	91,196	(933)
Other assets	653,219	653,117	102	640,765	655,328	506,046	147,173
Total assets	$33,419,783	$34,698,746	$(1,278,963)	$35,501,464	$33,908,056	$32,386,478	$1,033,305
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$7,661,728	$7,489,048	$172,680	$7,573,942	$6,107,386	$5,450,709	$2,211,019
Interest-bearing deposits	18,820,753	19,223,500	(402,747)	18,977,502	19,554,194	18,328,355	492,398
Total deposits	26,482,481	26,712,547	(230,066)	26,551,444	25,661,580	23,779,064	2,703,417
Federal funds purchased and securities sold under agreements to repurchase	192,971	155,329	37,642	142,293	133,007	433,097	(240,126)
Commercial paper	59,346	50,987	8,359	39,535	33,647	32,016	27,330
PPPLF	—	1,022,217	(1,022,217)	1,009,760	—	—	—
FHLB advances	1,632,723	1,706,763	(74,040)	2,657,016	3,214,194	3,180,967	(1,548,244)
Other long-term funding	549,465	549,201	264	548,937	549,644	549,343	122
Allowance for unfunded commitments(b)	47,776	57,276	(9,500)	64,776	56,276	21,907	25,869
Accrued expenses and other liabilities(b)	364,088	398,991	(34,903)	463,245	469,236	467,961	(103,873)
Total liabilities	29,328,850	30,653,313	(1,324,463)	31,477,007	30,117,584	28,464,355	864,495
Stockholders’ equity
Preferred equity	353,512	353,637	(125)	353,846	256,716	256,716	96,796
Common equity(b)	3,737,421	3,691,796	45,625	3,670,612	3,533,755	3,665,407	72,014
Total stockholders’ equity	4,090,933	4,045,433	45,500	4,024,457	3,790,471	3,922,124	168,809
Total liabilities and stockholders’ equity	$33,419,783	$34,698,746	$(1,278,963)	$35,501,464	$33,908,056	$32,386,478	$1,033,305
Numbers may not sum due to rounding.
(a) Beginning in 2020, the investment securities held to maturity are reported net of the related allowance for credit losses. Prior periods were unadjusted due to the modified retrospective application of ASU 2016-13.
(b) At January 1, 2020, the adoption of ASU 2016-13 resulted in an increase to the allowance for loan losses of $112 million and an increase to the allowance for unfunded commitments of $19 million for a total increase to the allowance for credit losses on loans of $131 million. A corresponding after tax decrease to common equity of $98 million was recorded along with a deferred tax asset of $33 million resulting in a decrease to accrued expenses and other liabilities. Prior periods were unadjusted due to the modified retrospective application of ASU 2016-13.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	4Q20	4Q19	$ Change	% Change	Dec 2020	Dec 2019	$ Change	% Change
Interest income
Interest and fees on loans	$185,934	$229,883	$(43,949)	(19)%	$785,241	$998,099	$(212,858)	(21)%
Interest and dividends on investment securities
Taxable	9,746	21,056	(11,310)	(54)%	59,806	100,304	(40,498)	(40)%
Tax-exempt	14,296	14,615	(319)	(2)%	58,320	57,565	755	1%
Other interest	1,699	3,556	(1,857)	(52)%	9,473	16,643	(7,170)	(43)%
Total interest income	211,675	269,110	(57,435)	(21)%	912,840	1,172,610	(259,770)	(22)%
Interest expense
Interest on deposits	7,762	45,877	(38,115)	(83)%	67,639	237,286	(169,647)	(71)%
Interest on federal funds purchased and securities sold under agreements to repurchase	32	521	(489)	(94)%	485	1,579	(1,094)	(69)%
Interest on other short-term funding	5	25	(20)	(80)%	51	138	(87)	(63)%
Interest on PPPLF	410	—	410	N/M	1,984	—	1,984	N/M
Interest on FHLB Advances	9,888	16,623	(6,735)	(41)%	57,359	69,816	(12,457)	(18)%
Interest on long-term funding	5,585	5,921	(336)	(6)%	22,365	28,116	(5,751)	(20)%
Total interest expense	23,682	68,967	(45,285)	(66)%	149,883	336,936	(187,053)	(56)%
Net interest income	187,993	200,142	(12,149)	(6)%	762,957	835,674	(72,717)	(9)%
Provision for credit losses	16,997	—	16,997	N/M	174,006	16,000	158,006	N/M
Net interest income after provision for credit losses	170,996	200,142	(29,146)	(15)%	588,950	819,674	(230,724)	(28)%
Noninterest income
Wealth management fees(a)	22,073	21,582	491	2%	84,957	83,467	1,490	2%
Service charges and deposit account fees	15,318	16,032	(714)	(4)%	56,307	63,135	(6,828)	(11)%
Card-based fees	9,848	9,906	(58)	(1)%	38,534	39,755	(1,221)	(3)%
Other fee-based revenue	4,998	4,696	302	6%	19,238	18,942	296	2%
Capital markets, net	5,898	7,647	(1,749)	(23)%	27,966	19,862	8,104	41%
Mortgage banking, net	14,537	6,760	7,777	115%	45,580	31,878	13,702	43%
Bank and corporate owned life insurance	3,978	3,364	614	18%	13,771	14,845	(1,074)	(7)%
Insurance commissions and fees	92	19,701	(19,609)	(100)%	45,245	89,104	(43,859)	(49)%
Asset gains (losses), net(b)	(1,356)	398	(1,754)	N/M	155,589	2,713	152,876	N/M
Investment securities gains (losses), net	—	26	(26)	(100)%	9,222	5,957	3,265	55%
Gains (losses) on sale of branches, net	7,449	—	7,449	N/M	7,449	—	7,449	N/M
Other	2,879	2,822	57	2%	10,200	11,165	(965)	(9)%
Total noninterest income	85,714	92,934	(7,220)	(8)%	514,056	380,824	133,232	35%
Noninterest expense
Personnel	98,033	120,614	(22,581)	(19)%	432,151	487,063	(54,912)	(11)%
Technology	19,574	22,731	(3,157)	(14)%	81,214	82,429	(1,215)	(1)%
Occupancy	15,678	16,933	(1,255)	(7)%	64,064	62,399	1,665	3%
Business development and advertising	5,421	8,316	(2,895)	(35)%	18,428	29,600	(11,172)	(38)%
Equipment	5,555	5,970	(415)	(7)%	21,705	23,550	(1,845)	(8)%
Legal and professional	5,737	5,559	178	3%	21,546	19,901	1,645	8%
Loan and foreclosure costs	3,758	3,262	496	15%	12,600	8,861	3,739	42%
FDIC assessment	5,700	4,000	1,700	43%	20,350	16,250	4,100	25%
Other intangible amortization	2,253	2,712	(459)	(17)%	10,192	9,948	244	2%
Acquisition related costs(c)	(10)	1,325	(1,335)	N/M	2,447	7,320	(4,873)	(67)%
Loss on prepayments of FHLB advances	—	—	—	N/M	44,650	—	44,650	N/M
Other	11,151	12,187	(1,036)	(9)%	46,688	46,666	22	—%
Total noninterest expense	172,850	203,609	(30,759)	(15)%	776,034	793,988	(17,954)	(2)%
Income (loss) before income taxes	83,860	89,467	(5,607)	(6)%	326,972	406,509	(79,537)	(20)%
Income tax expense (benefit)	16,858	17,364	(506)	(3)%	20,200	79,720	(59,520)	(75)%
Net income	67,002	72,103	(5,101)	(7)%	306,771	326,790	(20,019)	(6)%
Preferred stock dividends	5,207	3,801	1,406	37%	18,358	15,202	3,156	21%
Net income available to common equity	$61,795	$68,303	$(6,508)	(10)%	$288,413	$311,587	$(23,174)	(7)%
Earnings per common share
Basic	$0.40	$0.43	$(0.03)	(7)%	$1.87	$1.93	$(0.06)	(3)%
Diluted	$0.40	$0.43	$(0.03)	(7)%	$1.86	$1.91	$(0.05)	(3)%
Average common shares outstanding
Basic	152,497	156,994	(4,497)	(3)%	153,005	160,534	(7,529)	(5)%
Diluted	153,262	158,472	(5,210)	(3)%	153,642	161,932	(8,290)	(5)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes trust, asset management, brokerage, and annuity fees.
(b) YTD 2020 include a gain of $163 million from the sale of Associated Benefits & Risk Consulting. YTD 2019 include less than $1 million of Huntington related asset losses.
(c)    Includes Huntington branch and First Staunton acquisition related costs only.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	4Q20	3Q20	$ Change	% Change	2Q20	1Q20	4Q19	$ Change	% Change
Interest income
Interest and fees on loans	$185,934	$182,625	$3,309	2%	$191,895	$224,786	$229,883	$(43,949)	(19)%
Interest and dividends on investment securities
Taxable	9,746	13,689	(3,943)	(29)%	16,103	20,272	21,056	(11,310)	(54)%
Tax-exempt	14,296	14,523	(227)	(2)%	14,616	14,882	14,615	(319)	(2)%
Other interest	1,699	2,238	(539)	(24)%	2,231	3,304	3,556	(1,857)	(52)%
Total interest income	211,675	213,075	(1,400)	(1)%	224,845	263,244	269,110	(57,435)	(21)%
Interest expense
Interest on deposits	7,762	10,033	(2,271)	(23)%	13,178	36,666	45,877	(38,115)	(83)%
Interest on federal funds purchased and securities sold under agreements to repurchase	32	34	(2)	(6)%	51	368	521	(489)	(94)%
Interest on other short-term funding	5	5	—	—%	5	36	25	(20)	(80)%
Interest on PPPLF	410	899	(489)	(54)%	676	—	—	410	N/M
Interest on FHLB Advances	9,888	14,375	(4,487)	(31)%	15,470	17,626	16,623	(6,735)	(41)%
Interest on long-term funding	5,585	5,580	5	—%	5,593	5,607	5,921	(336)	(6)%
Total interest expense	23,682	30,925	(7,243)	(23)%	34,973	60,303	68,967	(45,285)	(66)%
Net interest income	187,993	182,150	5,843	3%	189,872	202,942	200,142	(12,149)	(6)%
Provision for credit losses	16,997	43,009	(26,012)	(60)%	61,000	53,001	—	16,997	N/M
Net interest income after provision for credit losses	170,996	139,141	31,855	23%	128,872	149,941	200,142	(29,146)	(15)%
Noninterest income
Wealth management fees(a)	22,073	21,152	921	4%	20,916	20,816	21,582	491	2%
Service charges and deposit account fees	15,318	14,283	1,035	7%	11,484	15,222	16,032	(714)	(4)%
Card-based fees	9,848	10,195	(347)	(3)%	8,893	9,597	9,906	(58)	(1)%
Other fee-based revenue	4,998	4,968	30	1%	4,774	4,497	4,696	302	6%
Capital markets, net	5,898	7,222	(1,324)	(18)%	6,910	7,935	7,647	(1,749)	(23)%
Mortgage banking, net	14,537	12,636	1,901	15%	12,263	6,143	6,760	7,777	115%
Bank and corporate owned life insurance	3,978	3,074	904	29%	3,625	3,094	3,364	614	18%
Insurance commissions and fees	92	114	(22)	(19)%	22,430	22,608	19,701	(19,609)	(100)%
Asset gains (losses), net(b)	(1,356)	(339)	(1,017)	N/M	157,361	(77)	398	(1,754)	N/M
Investment securities gains (losses), net	—	7	(7)	(100)%	3,096	6,118	26	(26)	(100)%
Gains (losses) on sale of branches, net	7,449	—	7,449	N/M	—	—	—	7,449	N/M
Other	2,879	2,232	647	29%	2,737	2,352	2,822	57	2%
Total noninterest income	85,714	75,545	10,169	13%	254,490	98,306	92,934	(7,220)	(8)%
Noninterest expense
Personnel	98,033	108,567	(10,534)	(10)%	111,350	114,200	120,614	(22,581)	(19)%
Technology	19,574	19,666	(92)	—%	21,174	20,799	22,731	(3,157)	(14)%
Occupancy	15,678	17,854	(2,176)	(12)%	14,464	16,069	16,933	(1,255)	(7)%
Business development and advertising	5,421	3,626	1,795	50%	3,556	5,826	8,316	(2,895)	(35)%
Equipment	5,555	5,399	156	3%	5,312	5,439	5,970	(415)	(7)%
Legal and professional	5,737	5,591	146	3%	5,058	5,160	5,559	178	3%
Loan and foreclosure costs	3,758	2,118	1,640	77%	3,605	3,120	3,262	496	15%
FDIC assessment	5,700	3,900	1,800	46%	5,250	5,500	4,000	1,700	43%
Other intangible amortization	2,253	2,253	—	—%	2,872	2,814	2,712	(459)	(17)%
Acquisition related costs(c)	(10)	218	(228)	N/M	518	1,721	1,325	(1,335)	N/M
Loss on prepayments of FHLB advances	—	44,650	(44,650)	(100)%	—	—	—	—	N/M
Other	11,151	13,745	(2,594)	(19)%	10,249	11,543	12,187	(1,036)	(9)%
Total noninterest expense	172,850	227,587	(54,737)	(24)%	183,407	192,191	203,609	(30,759)	(15)%
Income (loss) before income taxes	83,860	(12,900)	96,760	N/M	199,955	56,056	89,467	(5,607)	(6)%
Income tax expense (benefit)	16,858	(58,114)	74,972	(129)%	51,238	10,219	17,364	(506)	(3)%
Net income	67,002	45,214	21,788	48%	148,718	45,838	72,103	(5,101)	(7)%
Preferred stock dividends	5,207	5,207	—	—%	4,144	3,801	3,801	1,406	37%
Net income available to common equity	$61,795	$40,007	$21,788	54%	$144,573	$42,037	$68,303	$(6,508)	(10)%
Earnings per common share
Basic	$0.40	$0.26	$0.14	54%	$0.94	$0.27	$0.43	$(0.03)	(7)%
Diluted	$0.40	$0.26	$0.14	54%	$0.94	$0.27	$0.43	$(0.03)	(7)%
Average common shares outstanding
Basic	152,497	152,440	57	—%	152,393	154,701	156,994	(4,497)	(3)%
Diluted	153,262	153,194	68	—%	153,150	155,619	158,472	(5,210)	(3)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes trust, asset management, brokerage, and annuity fees.
(b)    2Q20 includes a gain of $163 million from the sale of Associated Benefits & Risk Consulting.
(c) Includes Huntington branch and First Staunton acquisition related costs only.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data and COVID-19 loan modifications; shares repurchased and outstanding in thousands)	YTD Dec 2020	YTD Dec 2019	4Q20	3Q20	2Q20	1Q20	4Q19
Per common share data
Dividends	$0.72	$0.69	$0.18	$0.18	$0.18	$0.18	$0.18
Market value:
High	21.94	23.67	17.17	14.25	17.03	21.94	22.51
Low	10.85	18.64	12.68	11.86	11.48	10.85	18.96
Close	17.05	22.04	17.05	12.62	13.68	12.79	22.04
Book value	24.34	23.32	24.34	24.04	23.89	22.99	23.32
Tangible book value / share	16.67	15.28	16.67	16.37	16.21	14.64	15.28
Performance ratios (annualized)
Return on average assets	0.90%	0.99%	0.78%	0.51%	1.72%	0.57%	0.89%
Noninterest expense / average assets	2.26%	2.40%	2.02%	2.55%	2.12%	2.37%	2.51%
Effective tax rate	6.18%	19.61%	20.10%	N/M	25.62%	18.23%	19.41%
Dividend payout ratio(a)	38.50%	35.75%	45.00%	69.23%	19.15%	66.67%	41.86%
Net interest margin	2.53%	2.86%	2.49%	2.31%	2.49%	2.84%	2.83%
Selected trend information
Average full time equivalent employees(b)	4,459	4,702	4,134	4,374	4,701	4,631	4,696
Branch count			228	249	249	249	248
Assets under management, at market value(c)			$13,314	$12,195	$11,755	$10,454	$12,104
Mortgage loans originated for sale during period	$1,642	$1,091	$323	$458	$550	$310	$267
Mortgage loan settlements during period	$1,960	$1,317	$339	$599	$725	$297	$268
Mortgage portfolio loans transferred to held for sale during period	$269	$242	$—	$70	$—	$200	$—
Mortgage portfolio serviced for others			$7,744	$8,219	$8,454	$8,549	$8,489
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.54%	0.55%	0.58%	0.68%	0.79%
Shares repurchased during period(d)	4,264	8,211	—	—	—	4,264	2,256
Shares outstanding, end of period	153,540	157,171	153,540	153,552	153,616	153,690	157,171
Paycheck Protection Program fees, net
Fees, beginning of period	$27	N/A	$21	$24	$27	N/A	N/A
Fees recognized	(15)	N/A	(9)	(4)	(3)	N/A	N/A
Fees, end of period	$12	N/A	$12	$21	$24	N/A	N/A
COVID-19 Impacted Loans in Forbearances ($ in thousands)
Commercial and industrial			$5,640	$19,414	$45,415	$345	N/A
Commercial real estate—owner occupied			6,737	42,121	142,293	—	N/A
Commercial and business lending			12,377	61,535	187,708	345	N/A
Commercial real estate—investor			18,345	246,833	643,168	595	N/A
Real estate construction			22	2,009	32,214	—	N/A
Commercial real estate lending			18,368	248,842	675,382	595	N/A
Total commercial			30,744	310,377	863,090	940	N/A
Residential mortgage			45,851	364,593	692,307	428	N/A
Home equity			1,762	10,068	30,554	—	N/A
Other consumer			222	1,132	2,060	—	N/A
Total consumer			47,835	375,794	724,921	428	N/A
Total COVID-19 impacted loans in forbearance			$78,579	$686,171	$1,588,011	$1,368	N/A
Selected quarterly ratios
Loans / deposits			92.33%	93.60%	93.53%	94.95%	95.97%
Stockholders’ equity / assets			12.24%	11.66%	11.34%	11.18%	12.11%
Risk-based capital(e)(f)
Total risk-weighted assets			$25,903	$26,142	$25,864	$25,866	$24,296
Common equity Tier 1			$2,706	$2,672	$2,651	$2,421	$2,481
Common equity Tier 1 capital ratio			10.45%	10.22%	10.25%	9.36%	10.21%
Tier 1 capital ratio			11.81%	11.57%	11.62%	10.35%	11.26%
Total capital ratio			14.02%	13.78%	13.83%	12.56%	13.21%
Tier 1 leverage ratio			9.37%	9.02%	9.08%	8.50%	8.83%
Mortgage banking, net
Mortgage servicing fees, net(g)	$(1)	$10	$(1)	$(1)	$(1)	$2	$2
Gains (losses) and fair value adjustments on loans held for sale	60	17	15	14	21	10	5
Fair value adjustment on portfolio loans transferred to held for sale	4	4	—	1	—	3	—
Mortgage servicing rights (impairment) recovery	(18)	—	1	(1)	(8)	(9)	—
Mortgage banking, net	$46	$32	$15	$13	$12	$6	$7
N/M = Not meaningful
Numbers may not sum due to rounding.

(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)Does not include repurchases related to tax withholding on equity compensation.
(e)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(f)December 31, 2020 data is estimated.
(g)Includes mortgage origination and servicing fees, net of mortgage servicing rights amortization.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Dec 31, 2020	Sep 30, 2020	Seql Qtr % Change	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$384,711	$363,803	6%	$337,793	$201,371	$214,425	79%
Cumulative effect of ASU 2016-13 adoption (CECL)	N/A	N/A		N/A	112,457	N/A
January 1, 2020	N/A	N/A		N/A	313,828	N/A
Provision for loan losses	26,500	50,500	(48)%	52,500	37,500	1,000	N/M
Allowance for PCD loans for bank acquisition	N/A	N/A		N/A	3,504	N/A
Charge offs	(30,315)	(34,079)	(11)%	(28,351)	(19,308)	(16,752)	81%
Recoveries	2,805	4,488	(38)%	1,861	2,268	2,699	4%
Net charge offs	(27,510)	(29,592)	(7)%	(26,490)	(17,040)	(14,054)	96%
Balance at end of period	$383,702	$384,711	—%	$363,803	$337,793	$201,371	91%
Allowance for unfunded commitments
Balance at beginning of period	$57,276	$64,776	(12)%	$56,276	$21,907	$22,907	150%
Cumulative effect of ASU 2016-13 adoption (CECL)	N/A	N/A		N/A	18,690	N/A
January 1, 2020	N/A	N/A		N/A	40,597	N/A
Provision for unfunded commitments	(9,500)	(7,500)	27%	8,500	15,500	(1,000)	N/M
Amount recorded at acquisition	—	—	N/M	—	179	—	N/M
Balance at end of period	$47,776	$57,276	(17)%	$64,776	$56,276	$21,907	118%
Allowance for credit losses on loans (ACLL)(a)	$431,478	$441,988	(2)%	$428,579	$394,069	$223,278	93%
Provision for credit losses on loans(b)	$17,000	$43,000	(60)%	$61,000	$53,000	$—	N/M
($ in thousands)	Dec 31, 2020	Sep 30, 2020		Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Net (charge offs) recoveries
PPP Loans	$—	$—	N/M	$—	$—	$—	N/M
Commercial and industrial	(8,514)	(24,834)	(66)%	(24,919)	(15,049)	(11,917)	(29)%
Commercial real estate—owner occupied	143	(416)	(134)%	1	—	—	N/M
Commercial and business lending	(8,371)	(25,249)	(67)%	(24,919)	(15,048)	(11,917)	(30)%
Commercial real estate—investor	(18,696)	(3,609)	N/M	28	—	—	N/M
Real estate construction	43	(21)	N/M	(3)	11	72	(40)%
Commercial real estate lending	(18,653)	(3,630)	N/M	25	11	72	N/M
Total commercial	(27,024)	(28,879)	(6)%	(24,893)	(15,037)	(11,845)	128%
Residential mortgage	(162)	(79)	105%	(215)	(912)	(1,415)	(89)%
Home equity	335	156	115%	(303)	71	480	(30)%
Other consumer	(659)	(790)	(17)%	(1,078)	(1,162)	(1,274)	(48)%
Total consumer	(486)	(712)	(32)%	(1,596)	(2,003)	(2,208)	(78)%
Total net (charge offs) recoveries	$(27,510)	$(29,592)	(7)%	$(26,490)	$(17,040)	$(14,054)	96%

(In basis points)	Dec 31, 2020	Sep 30, 2020		Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Net charge offs to average loans (annualized)
PPP Loans	—	—		—	—	—
Commercial and industrial	(45)	(126)		(121)	(81)	(65)
Commercial real estate—owner occupied	6	(18)		—	—	—
Commercial and business lending	(35)	(103)		(100)	(72)	(58)
Commercial real estate—investor	(173)	(34)		—	—	—
Real estate construction	1	—		—	—	2
Commercial real estate lending	(121)	(24)		—	—	1
Total commercial	(69)	(73)		(64)	(44)	(35)
Residential mortgage	(1)	—		(1)	(4)	(7)
Home equity	18	8		(15)	3	22
Other consumer	(83)	(98)		(128)	(134)	(145)
Total consumer	(2)	(3)		(7)	(8)	(9)
Total net charge offs	(44)	(47)		(42)	(29)	(24)

($ in thousands)	Dec 31, 2020	Sep 30, 2020		Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Credit Quality
Nonaccrual loans	$210,854	$231,590	(9)%	$171,607	$136,717	$118,380	78%
Other real estate owned (OREO)	14,269	18,983	(25)%	20,264	22,530	21,101	(32)%
Other nonperforming assets	—	909	(100)%	909	6,004	6,004	(100)%
Total nonperforming assets	$225,123	$251,481	(10)%	$192,780	$165,251	$145,485	55%

Loans 90 or more days past due and still accruing	$1,598	$1,854	(14)%	$1,466	$2,255	$2,259	(29)%
Allowance for credit losses to loans	1.76%	1.77%		1.73%	1.62%	0.98%
Allowance for credit losses to nonaccrual loans	204.63%	190.85%		249.74%	288.24%	188.61%
Nonaccrual loans to total loans	0.86%	0.93%		0.69%	0.56%	0.52%
Nonperforming assets to total loans plus OREO	0.92%	1.01%		0.78%	0.68%	0.64%
Nonperforming assets to total assets	0.67%	0.72%		0.54%	0.49%	0.45%
Year-to-date net charge offs to year-to-date average loans (annualized)	0.41%	0.40%		0.36%	0.29%	0.24%
(a)    Excludes approximately $67,000 of allowance for held to maturity investment securities
(b)    Excludes provision for held to maturity investment securities.

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Dec 31, 2020	Sep 30, 2020	Seql Qtr % Change	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$61,859	$105,899	(42)%	$80,239	$58,854	$46,312	34%
Commercial real estate—owner occupied	1,058	2,043	(48)%	1,932	1,838	67	N/M
Commercial and business lending	62,917	107,941	(42)%	82,171	60,692	46,380	36%
Commercial real estate—investor	78,220	50,458	55%	11,172	1,091	4,409	N/M
Real estate construction	353	392	(10)%	503	486	493	(28)%
Commercial real estate lending	78,573	50,850	55%	11,675	1,577	4,902	N/M
Total commercial	141,490	158,792	(11)%	93,846	62,269	51,282	176%
Residential mortgage	59,337	62,331	(5)%	66,656	64,855	57,844	3%
Home equity	9,888	10,277	(4)%	10,829	9,378	9,104	9%
Other consumer	140	190	(26)%	276	215	152	(8)%
Total consumer	69,364	72,798	(5)%	77,761	74,448	67,099	3%
Total nonaccrual loans	$210,854	$231,590	(9)%	$171,607	$136,717	$118,380	78%

	Dec 31, 2020	Sep 30, 2020	Seql Qtr % Change	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Comp Qtr % Change
Restructured loans (accruing)(a)
Commercial and industrial	$12,713	$16,002	(21)%	$16,321	$16,056	$16,678	(24)%
Commercial real estate—owner occupied	1,711	1,389	23%	1,441	2,091	1,676	2%
Commercial and business lending	14,424	17,391	(17)%	17,762	18,146	18,353	(21)%
Commercial real estate—investor	26,435	635	N/M	114	281	293	N/M
Real estate construction	260	382	(32)%	313	339	298	(13)%
Commercial real estate lending	26,695	1,016	N/M	427	620	591	N/M
Total commercial	41,119	18,407	123%	18,189	18,767	18,944	117%
Residential mortgage	7,825	5,378	46%	4,178	4,654	3,955	98%
Home equity	1,957	1,889	4%	1,717	1,719	1,896	3%
Other consumer	1,191	1,218	(2)%	1,219	1,245	1,246	(4)%
Total consumer	10,973	8,485	29%	7,114	7,618	7,097	55%
Total restructured loans (accruing)	$52,092	$26,891	94%	$25,303	$26,384	$26,041	100%
Nonaccrual restructured loans (included in nonaccrual loans)	$20,190	$23,844	(15)%	$25,362	$24,204	$22,494	(10)%
	Dec 31, 2020	Sep 30, 2020	Seql Qtr % Change	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$6,119	$298	N/M	$716	$976	$821	N/M
Commercial real estate—owner occupied	373	870	(57)%	199	51	1,369	(73)%
Commercial and business lending	6,492	1,167	N/M	916	1,027	2,190	196%
Commercial real estate—investor	12,793	409	N/M	13,874	14,462	1,812	N/M
Real estate construction	991	111	N/M	385	179	97	N/M
Commercial real estate lending	13,784	520	N/M	14,260	14,641	1,909	N/M
Total commercial	20,276	1,687	N/M	15,175	15,668	4,099	N/M
Residential mortgage	10,385	6,185	68%	3,023	10,102	9,274	12%
Home equity	4,802	5,609	(14)%	3,108	7,001	5,647	(15)%
Other consumer	1,599	1,351	18%	1,482	1,777	2,083	(23)%
Total consumer	16,786	13,144	28%	7,613	18,879	17,005	(1)%
Total accruing loans 30-89 days past due	$37,062	$14,831	150%	$22,788	$34,547	$21,104	76%

	Dec 31, 2020	Sep 30, 2020	Seql Qtr % Change	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Comp Qtr % Change
Potential Problem Loans
PPP Loans	$18,002	$19,161	(6)%	$19,161	$—	$—	N/M
Commercial and industrial	121,487	144,159	(16)%	176,270	149,747	110,308	10%
Commercial real estate—owner occupied	26,179	22,808	15%	15,919	15,802	19,889	32%
Commercial and business lending	165,668	186,129	(11)%	211,350	165,550	130,197	27%
Commercial real estate—investor	91,396	100,459	(9)%	88,237	61,030	29,449	N/M
Real estate construction	19,046	2,178	N/M	2,170	1,753	—	N/M
Commercial real estate lending	110,442	102,637	8%	90,407	62,783	29,449	N/M
Total commercial	276,111	288,766	(4)%	301,758	228,333	159,646	73%
Residential mortgage	3,749	2,396	56%	3,157	3,322	1,451	158%
Home equity	2,068	1,632	27%	1,921	2,238	—	N/M
Total consumer	5,817	4,028	44%	5,078	5,559	1,451	N/M
Total potential problem loans	$281,928	$292,794	(4)%	$306,836	$233,892	$161,097	75%
N/M = Not meaningful
N/A = Not applicable
Numbers may not sum due to rounding.
(a) Does not include any restructured loans related to COVID-19 in accordance with regulatory guidance

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$929,859	$10,854	4.64%	$1,019,808	$6,172	2.41%	$—	$—	—%
Commercial and business lending (excl PPP loans)	8,513,750	57,473	2.69%	8,751,083	56,951	2.59%	8,208,076	85,418	4.13%
Commercial real estate lending	6,157,622	44,636	2.88%	6,032,308	44,354	2.93%	5,195,025	59,490	4.55%
Total commercial	15,601,230	112,963	2.88%	15,803,199	107,476	2.71%	13,403,101	144,908	4.29%
Residential mortgage	8,029,585	60,292	3.00%	8,058,283	61,701	3.06%	8,167,795	66,805	3.27%
Retail	1,051,022	13,035	4.95%	1,101,589	13,780	4.99%	1,212,438	18,422	6.06%
Total loans	24,681,837	186,290	3.01%	24,963,071	182,957	2.92%	22,783,334	230,135	4.02%
Investment securities
Taxable	3,155,508	9,746	1.24%	3,438,858	13,689	1.59%	3,624,465	21,056	2.32%
Tax-exempt(a)	1,909,512	17,870	3.74%	1,923,445	18,154	3.78%	1,929,374	18,269	3.79%
Other short-term investments	985,091	1,699	0.69%	1,788,471	2,238	0.50%	445,869	3,556	3.17%
Investments and other	6,050,111	29,315	1.94%	7,150,775	34,081	1.90%	5,999,708	42,881	2.86%
Total earning assets	30,731,948	$215,605	2.80%	32,113,847	$217,038	2.70%	28,783,042	$273,015	3.78%
Other assets, net	3,343,844			3,436,512			3,399,141
Total assets	$34,075,792			$35,550,359			$32,182,183
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$3,628,458	$356	0.04%	$3,462,942	$382	0.04%	$2,714,191	$2,086	0.30%
Interest-bearing demand	5,739,983	1,215	0.08%	5,835,597	1,085	0.07%	5,138,116	11,458	0.88%
Money market	6,539,583	1,121	0.07%	6,464,784	1,444	0.09%	6,594,681	13,959	0.84%
Network transaction deposits	1,265,748	468	0.15%	1,528,199	609	0.16%	1,438,908	6,295	1.74%
Time deposits	1,888,074	4,602	0.97%	2,135,870	6,513	1.21%	2,746,978	12,080	1.74%
Total interest-bearing deposits	19,061,847	7,762	0.16%	19,427,392	10,033	0.21%	18,632,874	45,877	0.98%
Federal funds purchased and securities sold under agreements to repurchase	164,091	32	0.08%	140,321	34	0.10%	176,999	521	1.17%
Commercial Paper	40,128	5	0.05%	42,338	5	0.05%	27,708	25	0.36%
PPPLF	464,119	410	0.35%	1,018,994	899	0.35%	—	—	—%
FHLB advances	1,660,274	9,888	2.37%	2,450,344	14,375	2.33%	2,909,462	16,623	2.27%
Long-term funding	549,307	5,585	4.07%	549,042	5,580	4.06%	585,024	5,921	4.05%
Total short and long-term funding	2,877,919	15,920	2.20%	4,201,039	20,892	1.98%	3,699,192	23,090	2.48%
Total interest-bearing liabilities	21,939,766	$23,682	0.43%	23,628,431	$30,925	0.52%	22,332,066	$68,967	1.23%
Noninterest-bearing demand deposits	7,677,003			7,412,186			5,470,496
Other liabilities	405,430			475,310			465,081
Stockholders’ equity	4,053,593			4,034,432			3,914,539
Total liabilities and stockholders’ equity	$34,075,792			$35,550,359			$32,182,183
Interest rate spread			2.37%			2.18%			2.55%
Net free funds			0.12%			0.13%			0.28%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$191,923	2.49%		$186,112	2.31%		$204,048	2.83%
Fully tax-equivalent adjustment		3,930			3,963			3,906
Net interest income		$187,993			$182,150			$200,142
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Year Ended December 31,
	2020			2019
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$701,111	$21,867	3.12%	$—	$—	—%
Commercial and business lending (excl PPP loans)	8,709,043	258,738	2.97%	8,426,774	385,072	4.57%
Commercial real estate lending	5,811,498	192,545	3.31%	5,150,464	255,582	4.96%
Total commercial	15,221,651	473,150	3.11%	13,577,238	640,655	4.72%
Residential mortgage	8,190,190	254,814	3.11%	8,311,914	282,134	3.39%
Retail	1,125,806	58,655	5.21%	1,233,646	76,939	6.24%
Total loans	24,537,648	786,619	3.21%	23,122,797	999,727	4.32%
Investment securities
Taxable	3,295,718	59,806	1.81%	4,284,991	100,304	2.34%
Tax-exempt (a)	1,930,853	72,901	3.78%	1,909,474	71,956	3.77%
Other short-term investments	1,067,788	9,473	0.89%	503,566	16,643	3.30%
Investments and other	6,294,359	142,179	2.26%	6,698,032	188,903	2.82%
Total earning assets	30,832,007	$928,799	3.01%	29,820,829	$1,188,630	3.99%
Other assets, net	3,433,200			3,225,775
Total assets	$34,265,207			$33,046,604
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$3,306,385	$2,966	0.09%	$2,439,872	$7,086	0.29%
Interest-bearing demand	5,583,144	12,496	0.22%	5,080,857	56,742	1.12%
Money market	6,509,924	15,273	0.23%	7,005,265	74,467	1.06%
Network transaction deposits	1,442,951	6,219	0.43%	1,860,951	42,523	2.29%
Time deposits	2,281,040	30,685	1.35%	3,129,142	56,468	1.80%
Total interest-bearing deposits	19,123,444	67,639	0.35%	19,516,088	237,286	1.22%
Federal funds purchased and securities sold under agreements to repurchase	175,713	485	0.28%	137,679	1,579	1.15%
Commercial Paper	38,583	41	0.11%	32,123	138	0.43%
PPPLF	565,371	1,984	0.35%	—	—	—%
Other short-term funding	4,226	11	0.25%	—	—	—%
FHLB advances	2,535,731	57,359	2.26%	3,106,279	69,816	2.25%
Long-term funding	549,143	22,365	4.07%	742,946	28,116	3.78%
Total short and long-term funding	3,868,767	82,245	2.13%	4,019,027	99,651	2.48%
Total interest-bearing liabilities	22,992,211	$149,883	0.65%	23,535,115	$336,936	1.43%
Noninterest-bearing demand deposits	6,884,241			5,219,520
Other liabilities	444,183			420,100
Stockholders’ equity	3,944,572			3,871,869
Total liabilities and stockholders’ equity	$34,265,207			$33,046,604
Interest rate spread			2.36%			2.56%
Net free funds			0.17%			0.30%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$778,915	2.53%		$851,693	2.86%
Fully tax-equivalent adjustment		15,959			16,020
Net interest income		$762,957			$835,674
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Dec 31, 2020	Sep 30, 2020	Seql Qtr % Change	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Comp Qtr % Change
PPP Loans	$767,757	$1,022,217	(25)%	$1,012,033	$—	$—	N/M
Commercial and industrial	7,701,422	7,933,404	(3)%	7,968,709	8,517,974	7,354,594	5%
Commercial real estate—owner occupied	900,912	904,997	—%	914,385	940,687	911,265	(1)%
Commercial and business lending	9,370,091	9,860,618	(5)%	9,895,127	9,458,661	8,265,858	13%
Commercial real estate—investor	4,342,584	4,320,926	1%	4,174,125	4,038,036	3,794,517	14%
Real estate construction	1,840,417	1,859,609	(1)%	1,708,189	1,544,858	1,420,900	30%
Commercial real estate lending	6,183,001	6,180,536	—%	5,882,314	5,582,894	5,215,417	19%
Total commercial	15,553,091	16,041,154	(3)%	15,777,441	15,041,555	13,481,275	15%
Residential mortgage	7,878,324	7,885,523	—%	7,933,518	8,132,417	8,136,980	(3)%
Home equity	707,255	761,593	(7)%	795,671	844,901	852,025	(17)%
Other consumer	313,054	315,483	(1)%	326,040	346,761	351,159	(11)%
Total consumer	8,898,632	8,962,599	(1)%	9,055,230	9,324,079	9,340,164	(5)%
Total loans	$24,451,724	$25,003,753	(2)%	$24,832,671	$24,365,633	$22,821,440	7%

Period end deposit and customer funding composition	Dec 31, 2020	Sep 30, 2020	Seql Qtr % Change	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Comp Qtr % Change
Noninterest-bearing demand	$7,661,728	$7,489,048	2%	$7,573,942	$6,107,386	$5,450,709	41%
Savings	3,650,085	3,529,423	3%	3,394,930	3,033,039	2,735,036	33%
Interest-bearing demand	6,090,869	5,979,449	2%	5,847,349	6,170,071	5,329,717	14%
Money market	7,322,769	7,687,775	(5)%	7,486,319	7,717,739	7,640,798	(4)%
Brokered CDs	—	—	N/M	4,225	65,000	5,964	(100)%
Other time	1,757,030	2,026,852	(13)%	2,244,680	2,568,345	2,616,839	(33)%
Total deposits	26,482,481	26,712,547	(1)%	26,551,444	25,661,580	23,779,064	11%
Customer funding(a)	245,247	198,741	23%	178,398	142,174	103,113	138%
Total deposits and customer funding	$26,727,727	$26,911,289	(1)%	$26,729,842	$25,803,754	$23,882,177	12%
Network transaction deposits(b)	$1,197,093	$1,390,778	(14)%	$1,496,958	$1,731,996	$1,336,286	(10)%
Net deposits and customer funding (Total deposits and customer funding, excluding Brokered CDs and network transaction deposits)	$25,530,634	$25,520,511	—%	$25,228,660	$24,006,758	$22,539,927	13%
Quarter average loan composition	Dec 31, 2020	Sep 30, 2020	Seql Qtr % Change	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Comp Qtr % Change
PPP Loans	$929,859	$1,019,808	(9)%	$848,761	$—	$—	N/M
Commercial and industrial	7,609,185	7,844,209	(3)%	8,263,270	7,455,528	7,291,592	4%
Commercial real estate—owner occupied	904,565	906,874	—%	929,640	924,585	916,484	(1)%
Commercial and business lending	9,443,609	9,770,891	(3)%	10,041,671	8,380,113	8,208,076	15%
Commercial real estate—investor	4,289,703	4,255,473	1%	4,113,895	3,857,277	3,806,168	13%
Real estate construction	1,867,919	1,776,835	5%	1,606,367	1,472,292	1,388,857	34%
Commercial real estate lending	6,157,622	6,032,308	2%	5,720,262	5,329,568	5,195,025	19%
Total commercial	15,601,230	15,803,199	(1)%	15,761,933	13,709,681	13,403,101	16%
Residential mortgage	8,029,585	8,058,283	—%	8,271,757	8,404,351	8,167,795	(2)%
Home equity	736,059	780,202	(6)%	819,680	845,422	864,144	(15)%
Other consumer	314,963	321,387	(2)%	337,436	349,164	348,295	(10)%
Total consumer	9,080,607	9,159,872	(1)%	9,428,873	9,598,937	9,380,233	(3)%
Total loans(c)	$24,681,837	$24,963,071	(1)%	$25,190,806	$23,308,618	$22,783,334	8%

Quarter average deposit composition	Dec 31, 2020	Sep 30, 2020	Seql Qtr % Change	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Comp Qtr % Change
Noninterest-bearing demand	$7,677,003	$7,412,186	4%	$6,926,401	$5,506,861	$5,470,496	40%
Savings	3,628,458	3,462,942	5%	3,260,040	2,868,840	2,714,191	34%
Interest-bearing demand	5,739,983	5,835,597	(2)%	5,445,267	5,307,230	5,138,116	12%
Money market	6,539,583	6,464,784	1%	6,496,841	6,538,658	6,594,681	(1)%
Network transaction deposits	1,265,748	1,528,199	(17)%	1,544,737	1,434,128	1,438,908	(12)%
Time deposits	1,888,074	2,135,870	(12)%	2,469,899	2,636,231	2,746,978	(31)%
Total deposits	$26,738,850	$26,839,578	—%	$26,143,186	$24,291,949	$24,103,371	11%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Includes repurchase agreements and commercial paper.
(b)Included above in interest-bearing demand and money market.
(c)Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions, except per share data)	Dec 2020	Dec 2019	4Q20	3Q20	2Q20	1Q20	4Q19
Tangible common equity reconciliation(a)
Common equity			$3,737	$3,692	$3,671	$3,534	$3,665
Goodwill and other intangible assets, net			(1,178)	(1,178)	(1,181)	(1,284)	(1,265)
Tangible common equity			$2,560	$2,513	$2,490	$2,250	$2,401
Tangible assets reconciliation(a)
Total assets			$33,420	$34,699	$35,501	$33,908	$32,386
Goodwill and other intangible assets, net			(1,178)	(1,178)	(1,181)	(1,284)	(1,265)
Tangible assets			$32,242	$33,520	$34,321	$32,624	$31,122
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity	$3,633	$3,615	$3,700	$3,681	$3,566	$3,585	$3,658
Goodwill and other intangible assets, net	(1,228)	(1,257)	(1,178)	(1,180)	(1,281)	(1,272)	(1,266)
Tangible common equity	2,406	2,358	2,522	2,501	2,285	2,313	2,392
Modified CECL transitional amount	115	N/A	123	120	115	101	N/A
Accumulated other comprehensive loss (income)	3	69	(4)	(4)	8	10	37
Deferred tax assets (liabilities), net	44	47	42	42	45	47	48
Average common equity Tier 1	$2,567	$2,474	$2,683	$2,660	$2,453	$2,471	$2,476
Average tangible assets reconciliation(a)
Total assets	$34,265	$33,047	$34,076	$35,550	$34,846	$32,577	$32,182
Goodwill and other intangible assets, net	(1,228)	(1,257)	(1,178)	(1,180)	(1,281)	(1,272)	(1,266)
Tangible assets	$33,038	$31,790	$32,898	$34,371	$33,565	$31,305	$30,916
Selected trend information(b)
Wealth management fees(c)	85	83	22	21	21	21	22
Service charges and deposit account fees	56	63	15	14	11	15	16
Card-based fees	39	40	10	10	9	10	10
Other fee-based revenue	19	19	5	5	5	4	5
Fee-based revenue	199	205	52	51	46	50	52
Other	315	176	33	25	208	48	41
Total noninterest income	$514	$381	$86	$76	$254	$98	$93
Selected equity and performance ratios(a)(d)
Tangible common equity / tangible assets			7.94%	7.50%	7.25%	6.90%	7.71%
Return on average equity	7.78%	8.44%	6.58%	4.46%	15.55%	4.80%	7.31%
Return on average tangible common equity	11.99%	13.21%	9.75%	6.36%	25.45%	7.31%	11.33%
Return on average common equity Tier 1	11.23%	12.59%	9.16%	5.98%	23.71%	6.84%	10.94%
Return on average tangible assets	0.93%	1.03%	0.81%	0.52%	1.78%	0.59%	0.93%
Efficiency ratio reconciliation(e)
Federal Reserve efficiency ratio	61.76%	65.38%	59.68%	85.41%	43.49%	70.37%	69.14%
Fully tax-equivalent adjustment	(0.77)%	(0.85)%	(0.84)%	(1.29)%	(0.39)%	(0.96)%	(0.91)%
Other intangible amortization	(0.80)%	(0.82)%	(0.82)%	(0.87)%	(0.65)%	(0.95)%	(0.93)%
Fully tax-equivalent efficiency ratio	60.20%	63.72%	58.02%	83.25%	42.46%	68.47%	67.32%
Acquisition related costs adjustment	(0.19)%	(0.60)%	—%	(0.08)%	(0.12)%	(0.58)%	(0.45)%
Provision for unfunded commitments adjustment	(0.55)%	0.20%	3.42%	2.87%	(1.91)%	(5.18)%	0.34%
Asset gains (losses), net adjustment	8.20%	0.14%	(0.30)%	(0.11)%	22.10%	(0.02)%	0.09%
Branch Sales	0.41%	—%	1.68%	—%	—%	—%	—%
3Q 2020 Initiatives	(5.32)%	—%	—%	(22.90)%	—%	—%	—%
Adjusted efficiency ratio	62.76%	63.47%	62.83%	63.02%	62.53%	62.70%	67.30%
Numbers may not sum due to rounding.
(a)The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.
(b)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(c)Includes trust, asset management, brokerage, and annuity fees.
(d)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.
(e)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs, and 3Q20 initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, acquisition related costs, asset gains (losses), net and gain on sale of branches. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, asset gains (losses), net, branch sales, and 3Q 2020 initiatives.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions, except per share data)
Gain on Sale of ABRC (net of tax) (a)	YTD 2020	YTD per share data (b)
GAAP earnings:	$288	$1.86
Gain on sale of ABRC (asset gains, net)	(104)	(0.68)
Earnings, excluding above items:	$184	$1.19
YTD 2020 Pre-tax Pre-Provision income, excluding 2020 Initiatives(a)	YTD 2020	4Q 2020
Pre-tax pre-provision income
Income before income taxes	$327	$84
Provision for credit losses	174	17
Pre-tax pre-provision income	$501	$101
2020 Acquisitions, dispositions, and announced initiatives
Sale of ABRC	$(163)	$—
Gain on sale of branches	(7)	(7)
Acquisitions related costs (noninterest expense)	2	—
Loss on prepayments of FHLB Advances	45	—
Severance	10	—
Branch sales & consolidations	6	—
3Q 2020 Initiatives	60	—
2020 Acquisitions, dispositions, and announced initiatives	$(108)	$(7)
Pre-tax pre-provision income, excluding 2020 initiatives	$393	$94
Numbers may not sum due to rounding.
(a) Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.
(b) Diluted earnings and per share data presented after-tax.